                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                                FPA CORPORATION
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 FPA CORPORATION
                           3333 Street Road, Suite 101
                          Bensalem, Pennsylvania 19020

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 8, 1995

                               ------------------

To the Stockholders of FPA Corporation:

         The Annual Meeting of Stockholders of FPA Corporation (the "Company") will be held on Friday, December 8, 1995, at 10:00 a.m., Philadelphia time, at the Courtyard by Marriott, 3327 Street Road, Bensalem, Pennsylvania, for the following purposes:

         1.    Election of Directors;

         2. Approval of the FPA Corporation 1995 Stock Option Plan for Non-Employee Directors;

         3. Ratification of the appointment of Price Waterhouse LLP as independent accountants of the Company for the 1996 fiscal year; and

         4. Transaction of such other business as properly may be brought before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 30, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the Meeting.

         IT WILL BE APPRECIATED IF THOSE WHO DO NOT EXPECT TO ATTEND THE MEETING WILL MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, AND ANY STOCKHOLDER WHO IS PRESENT AT THE MEETING MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

November 1, 1995                By Order of the Board of Directors
                                JOSEPH A. SANTANGELO,
                                Secretary-Treasurer

                                 FPA CORPORATION

                             Corporate Headquarters:

                           3333 Street Road, Suite 101
                          Bensalem, Pennsylvania 19020
                        Telephone Number: (215) 947-8900

                               -------------------

                                 PROXY STATEMENT

                               -------------------



                                     GENERAL

         This proxy statement is furnished to stockholders of FPA Corporation (the "Company") in connection with the solicitation, by order of the Board of Directors of the Company, of proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, December 8, 1995, at 10:00 a.m., Philadelphia time, at the Courtyard by Marriott, 3327 Street Road, Bensalem, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the foregoing notice and the enclosed proxy are being sent to stockholders on or about November 6, 1995.

         The record date of stockholders entitled to notice of and to vote at the Meeting has been fixed as the close of business on October 30, 1995. The transfer books have not been and will not be closed. Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the Meeting.

         As of October 30, 1995, the Company had outstanding 11,695,618 shares of Common Stock, par value $.10 per share (the "Common Stock"), excluding 1,002,513 shares held in treasury, which are not eligible to be voted. Each share of outstanding Common Stock entitles the holder to one vote, without cumulation, on each matter to be voted upon at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote is necessary to constitute a quorum.

         The enclosed proxy is being solicited on behalf of the Board of Directors of the Company and any costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report, which are herewith enclosed. The solicitation will be conducted principally by mail, although Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

         Shares of the Company's Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on such proxy, if it is properly executed and received prior to voting at the Meeting. Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (i) "FOR" the election as Directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable); (ii) "FOR" the ratification and approval of the FPA Corporation 1995 Stock Option Plan for Non-Employee Directors (the "1995 Director Option Plan" or the "Plan"); (iii) "FOR" the ratification of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ended June 30, 1996 ("Fiscal 1996"); and (iv) in the discretion of the Proxy Committee of the Board of Directors, upon all other matters requiring a vote of stockholders which may properly come before the Meeting and of which the Board of Directors was not aware a reasonable time before this solicitation.

         The Proxy Committee, selected by the Board of Directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Benjamin D. Goldman, President, Chief Operating Officer and Director of the Company. If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company. The proxy shall be deemed revoked if a stockholder is present at the Meeting and elects to vote in person.

                        PROPOSAL 1. ELECTION OF DIRECTORS

                              NOMINEES FOR ELECTION


         The stockholders are being asked to elect eight Directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees constitute the current members of the Board of Directors, all of whom were previously elected by the stockholders.

         In the event that any nominee for Director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the Board of Directors unless otherwise indicated by the stockholder on the proxy.

                                                                                                    Director
Name                                Age          Present Position with the Company                    Since
----                                ---          ---------------------------------                  --------
Sylvan M. Cohen(1)(3)(4)(6)........ 81           Director                                             1965

Benjamin D. Goldman(5)(6).......... 49           President, Chief Operating Officer                   1992
                                                 and Director

Robert N. Goodman(2)............... 43           Director                                             1994

Andrew N. Heine(2)................. 66           Director                                             1994

David Kaplan(2)(3)(4).............. 50           Director                                             1994

Lewis Katz(1)(3)(4)(5)............. 53           Director                                             1987

Jeffrey P. Orleans(1)(5)(6)........ 49           Chairman of the Board                                1983
                                                 and Chief Executive Officer

John W. Rollins, Sr................ 79           Director                                             1968

------------------

(1)   Member of the Executive Committee, of which Mr. Cohen is Chairman.
(2)   Member of the Audit Committee, of which Mr. Kaplan is Chairman.
(3)   Member of the Compensation Committee, of which Mr. Kaplan is Chairman.
(4) Member of the 1992 Incentive Stock Option Committee, of which Mr. Kaplan is Chairman.
(5) Member of the committee designated to administer the 1992 Stock Option Plan for Non-Employee Directors (the "1992 Director Option Plan Committee"), of which Mr. Orleans is Chairman.
(6) Member of the committee designated to administer the 1995 Director Option Plan (the "1995 Director Option Plan Committee").

         Jeffrey P. Orleans has served as Chairman of the Board and Chief Executive Officer of the Company since September 1986. From September 1986 to May 1992 he also served as President of the Company. In addition, Mr. Orleans is a general partner of Orleans Builders & Developers and served as the Chief Executive Officer and the sole shareholder of Orleans Construction Corp. ("OCC"), residential real estate developers, until its acquisition by the Company on October 22, 1993. Mr. Orleans serves as a Director of CoreStates New Jersey National Bank, a subsidiary of CoreStates Financial Corporation, and is a Trustee of Pennsylvania Real Estate Investment Trust.

         Benjamin D. Goldman was elected President, Chief Operating Officer and a Director of the Company in May 1992. Prior to that date, he served as Executive Vice President and Secretary of the Company from May 1989 until May 1992.

         Sylvan M. Cohen has been a Director of the Company since 1965. Until October 1995, Mr. Cohen was a senior partner in the law firm of Cohen, Shapiro, Polisher, Shiekman and Cohen, Philadelphia, Pennsylvania, which prior to October 1995 served as counsel to the Company. In October 1995, Mr. Cohen joined the law firm of Drinker Biddle & Reath, Philadelphia, Pennsylvania, which currently serves as counsel of the Company. Mr. Cohen is also Chairman of the Board of Trustees and Chief Executive Officer of Pennsylvania Real Estate Investment Trust, Fort Washington, Pennsylvania, a Managing Trustee of Arbor Property Trust and a Trustee of EQK Realty Investors I.

         Lewis Katz has been a Director of the Company since 1987. For more than five years he has been President of the law firm of Katz, Ettin, Levine & Kurzweil, P.A., Cherry Hill, New Jersey. Mr. Katz is also Chairman of the Board of Kinney Parking, Inc., an owner and operator of parking facilities in the northeastern United States. In addition, Mr. Katz is a Director of Bally Gaming International, Inc. and DiGiorgio Corporation.

         John W. Rollins, Sr., has been a Director of the Company since 1968. For more than five years he has served as Chairman of the Board and Chief Executive Officer of Rollins Truck Leasing Corp., Wilmington, Delaware, a diversified service corporation. In addition, Mr. Rollins is a Director of Rollins Environmental Services, Inc., Rollins, Inc., RPC Energy Services, Inc. and Matlack Inc.

         Robert N. Goodman has served as a Director of the Company since April 1994. For more than five years he has served as President and Chief Executive Officer of Goodtab Corporation, Los Angeles, California, which is engaged principally in real estate and financial consulting on a nationwide basis. From December 1990 through July 1992, Mr. Goodman also served as Chairman of the Board and President of Regency Equities Corp., Los Angeles, California, which is engaged in real estate-related investments.

         Andrew N. Heine has served as a Director of the Company since April 1994. For more than five years Mr. Heine has been an attorney and private investor in New York, New York. Mr. Heine is a Director of The Olsten Corporation and Citizens Utilities Company.

         David Kaplan has served as a Director of the Company since April 1994. Since June 1991, Mr. Kaplan has been a principal of Victor Capital Group, L.P., New York, New York, which is engaged in real estate advisory and investment banking. For more than five years prior thereto, he was a principal of The Harlan Company, Inc., New York, New York, where he was responsible for real estate advisory and investment banking services and served as its Vice Chairman and a member of its Executive Committee.

Committees and Meetings of the Board of Directors

         The Board of Directors held four meetings during the fiscal year ended June 30, 1995 ("Fiscal 1995"). The Company has standing Executive, Audit, Compensation, 1992 Incentive Stock Option, 1992 Director Option Plan and 1995 Director Option Plan Committees. The Board of Directors does not have a standing Nominating Committee. The functions of a nominating committee are carried on by the Board of Directors as a whole.

         The Executive Committee has and exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board. During Fiscal 1995, the Executive Committee acted by unanimous consent and held no formal meetings.

         The Audit Committee recommends the appointment of independent accountants, reviews with the independent accountants the adequacy of the system of internal accounting controls of the Company and discusses with management and the independent accountants the annual financial statements and principal accounting matters. During Fiscal 1995, the Audit Committee met twice.

         The Compensation Committee reviews the general compensation arrangements and structure of the Company, reviews salaries and other compensation arrangements for the executive officers of the Company and makes recommendations concerning such compensation to the Board of Directors. During Fiscal 1995, the Compensation Committee met once.

         The 1992 Incentive Stock Option Committee, reconstituted on July 18, 1994, administers the Company's 1992 Incentive Stock Option Plan and awards thereunder. During Fiscal 1995, the 1992 Incentive Stock Option Committee never met. The 1992 Director Option Plan Committee awards options under the 1992 Director Option Plan. The 1992 Director Option Plan Committee did not meet during Fiscal 1995. In connection with the 1995 Director Option Plan, the 1995 Director Option Plan Committee was established in February 1995 to administer the plan. The committee acted by unanimous consent in Fiscal 1995 and held no formal meetings.

         During Fiscal 1995, all incumbent directors attended in person or by conference call at least 75% of the total number of meetings of the Board of Directors and Committees of the Board on which they served, with the exception of Lewis Katz who attended 60% of all Board and Committee meetings on which he served.

Compensation of Directors

         Each Director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the Board, plus an attendance fee of $1,500 for each Board meeting and $500 for each Committee meeting.

         Each Director of the Company who was not an employee of the Company or any affiliate of the Company and who had been a Director for at least three years as of January 4, 1993 (the "1992 Eligible Directors") was granted an option to purchase 25,000 shares of the Company's Common Stock under the FPA Corporation 1992 Stock Option Plan for Non-Employee Directors (the "1992 Director Option Plan"). Under the 1992 Director Option Plan, shares subject to an option become eligible for purchase on a cumulative basis in equal installments of 6,250 shares each, beginning on August 19, 1994, the date stockholders approved the 1992 Director Option Plan, and on January 1 of each of the years 1994 through 1996, inclusive. Each option granted under the 1992 Director Option Plan expires 10 years from the date of the grant and is subject to earlier termination upon the occurrence of certain events, including under certain circumstances termination of service on the Board of Directors. Messrs. Cohen, Katz and Rollins have received options for 25,000 shares each under the 1992 Director Option Plan.

         On February 27, 1995, the Board of Directors adopted, subject to stockholder approval, the 1995 Director Option Plan. Under the 1995 Director Option Plan, options for 25,000 shares of the Company's Common Stock were granted on February 28, 1995, subject to stockholder approval, to each director who was not an employee of the Company or any affiliate of the Company or who was ineligible to participate in any other stock option plan of the Company on February 28, 1995. Options for 25,000 shares each were granted to Messrs. Goodman, Heine and Kaplan. Under the terms of the 1995 Director Option Plan, 6,250 shares of Common Stock will become eligible for purchase on the date that the 1995 Director Option Plan is approved by the Company's stockholders and on each of February 28, 1996, 1997 and 1998. For more information concerning the 1995 Director Option Plan, see "Proposal 2. Approval of the FPA Corporation 1995 Stock Option Plan for Non-Employee Directors."


             PROPOSAL 2. APPROVAL OF THE FPA CORPORATION 1995 STOCK
                     OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         On February 27, 1995, the Board of Directors of the Company adopted, subject to stockholder approval, the 1995 Director Option Plan. The Board of Directors believes that the adoption of the 1995 Director Option Plan is desirable since it will serve to promote the Company's interests and those of its stockholders by permitting grants of options to purchase Common Stock to non-employee Directors who are not covered by any of the Company's existing option plans and whose services are considered essential to the Company's continued progress by increasing their ownership interest in the Company and providing a further incentive for these non-employee Directors to serve as Directors of the Company.

         The Board of Directors of the Company proposes that the stockholders of the Company ratify and approve the 1995 Director Option Plan.

         The following summary of the material features of the 1995 Director Option Plan does not purport to be complete and is qualified in its entirety by the full text of the 1995 Director Option Plan, a copy of which is attached hereto as Appendix A.

Shares Subject to the 1995 Director Option Plan

         Subject to adjustment as provided under "Adjustment in Event of Capital Changes" below, an aggregate of 100,000 shares of the Company's Common Stock (the "Shares") may be issued upon the exercise of options granted under the 1995 Director Option Plan. If any option granted under the 1995 Director Option Plan expires or terminates for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the 1995 Director Option Plan. All options under the Plan are non-statutory options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Eligibility

         Directors of the Company who are not employees of the Company or any affiliate of the Company and who are ineligible to participate in any other stock option plan of the Company at the time of grant of an option are eligible to participate in the 1995 Director Option Plan (the "1995 Eligible Directors"). At present, the only Directors eligible to participate in the 1995 Director Option Plan are Messrs. Goodman, Heine and Kaplan, each of whom was granted on February 28, 1995 an option to purchase 25,000 shares of the Company's Common Stock. See "Grants Under the 1995 Director Option Plan" and "Vesting, Exercise and Term of Options" below.

Administration

          The Plan provides that it shall be administered by a Committee consisting of Directors who are not eligible to participate in the Plan (the "Director Option Committee" or "Committee"). The 1995 Director Option Plan Committee has been designated to serve as the Committee under the Plan. Subject to the provisions of the 1995 Director Option Plan, the Director Option Committee is authorized to interpret the 1995 Director Option Plan, to establish, amend and rescind any rules and regulations relating to the 1995 Director Option Plan and to make all other determinations necessary or advisable for the administration of the 1995 Director Option Plan; provided, however, that the Director Option Committee shall have no discretion with respect to rules regarding the eligibility or selection of Directors to receive options under the 1995 Director Option Plan, the number of shares subject to any such options under the 1995 Director Option Plan, or the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action or to make any determination that would materially increase the benefits accruing to participants under the 1995 Director Option Plan. The Director Option Committee currently consists of Messrs. Cohen, Goldman and Orleans.

Grants Under the 1995 Director Option Plan

         The 1995 Director Option Plan became effective upon adoption by the Board of Directors on February 27, 1995, subject to approval by the holders of a majority of outstanding shares entitled to vote. Conditional grants of options to purchase 25,000 Shares were made to each 1995 Eligible Director who was a 1995 Eligible Director on such date (i.e., Messrs. Goodman, Heine and Kaplan), subject to the condition that such grants would become null and void if stockholder approval were not received within 12 months of the date of approval of the 1995 Director Option Plan by the Board of Directors.

         The following table sets forth the benefits received under the 1995 Director Option Plan, based on the reported closing price of $1.56 for the Common Stock on the American Stock Exchange ("AMEX") on October 18, 1995. Grants of all options were made by the 1995 Director Option Plan Committee.

                                 FPA Corporation
                1995 Stock Option Plan for Non-Employee Directors

Name and Position                    Dollar Value           Number of Units
-----------------                    ------------           ---------------
Non-Executive Director Group           $27,750               75,000 Shares

Purchase Price

         The purchase price of Shares to be paid upon exercise of an option is 100% of the fair market value of the Shares on the date of grant of an option. Fair market value means: (i) if the Shares are listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares was traded on such day; (ii) if the Shares are not listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by Nasdaq or, if not reported by Nasdaq, the average of the closing bid and asked prices for the Shares on such date; and
(iii) if the Shares are neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Director Option Committee shall in good faith determine. If the Shares are listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the price shall be determined by the Director Option Committee by applying the principles contained in Proposed Treasury Regulation
Section 1.422A-2(e) and Treasury Regulation Section 20.2031-2 or successor provisions thereto. The fair market value of the Shares shall be determined by, and in accordance with, procedures to be established by the Director Option Committee, whose determination shall be final.

         On February 28, 1995, the date options to purchase 75,000 Shares was granted to the 1995 Eligible Directors, the purchase price established was $1.19 per share.

Vesting, Exercise and Term of Options.

         No option granted under the 1995 Director Option Plan is exercisable with respect to any Shares until the date of effectiveness of approval of the 1995 Director Option Plan by the stockholders of the Company (the "Stockholder Approval Date"). From and after the Stockholder Approval Date, shares subject to an option become eligible for purchase on a cumulative basis in equal installments of 6,250 shares each, as follows: (i) a total of 6,250 shares on the Stockholder Approval Date and (ii) a total of 6,250 shares on February 28 of each of the years 1996 through 1998, inclusive. Each option granted under the 1995 Director Option Plan expires 10 years from the date of the grant and is subject to earlier termination as described below.

         In the event of the termination of service on the Board by the holder of any option granted under the 1995 Director Option Plan, other than by reason of total and permanent disability or death, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and will expire three months after such termination, or on their stated expiration date, whichever occurs first.

         In the event of termination of service by reason of the total and permanent disability of the holder of any option under the 1995 Director Option Plan, the holder may exercise the options in full at any time within one year after commencement of such disability, but in no event after the expiration date of the term of the option. In the event of the death of the holder of any option under the 1995 Director Option Plan, each of the then outstanding options of such holder will be exercisable in full by the holder's legal representative at any time within a period of one year after death, but in no event after the expiration date of the term of the option. However, if the holder dies within one year following termination of service on the Board by reason of total and permanent disability, such option will be exercisable for one year after the holder's death, or until the expiration date of the term of the option, if earlier.

Amendment, Suspension or Termination

         The Board of Directors may suspend or terminate the 1995 Director Option Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Stockholders, no revision or amendment shall change the selection or eligibility of Directors to receive options under the 1995 Director Option Plan, the number of Shares subject to any such options under the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan.

Adjustment in Event of Capital Changes

         The 1995 Director Option Plan provides that there shall be equitable adjustments made in outstanding options as to price and other terms as may be necessary to reflect any change in the corporate structure or Shares of the Company including mergers, consolidations, recapitalizations, reclassifications, splits, reverse splits, combination of Shares or otherwise.

Change in Control

         In order to maintain all of a grantee's rights in the event of a change of control of the Company, the Board may amend all outstanding options (upon such conditions as it shall deem appropriate) to (i) permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness, or (ii) require the forfeiture of all options, provided the Company pays to the grantee the excess of the fair market value of the Shares in which the grantee's rights have not become vested at such date over the purchase price, or (iii) make such other provisions as the Board shall deem equitable.

Payment for Shares

         The purchase price for Shares upon exercise of an option shall be paid in full in United States dollars in cash or by check at the time of purchase; provided, however, that at the discretion of the Director Option Committee, the purchase price may be paid with (i) shares of the Company already owned by, and in possession of, a grantee, or (ii) any combination of United States dollars or Shares of the Company. Shares of the Company used to satisfy the exercise price of an option shall be valued as of the date of exercise at their fair market value determined in accordance with the rules set forth above under "Purchase Price".

Options Non-Assignable and Non-Transferable

         Each option granted under the 1995 Director Option Plan and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the grantee or the grantee's guardian or legal representative.

Tax Aspects

         The grant of options will not result in taxable income to the 1995 Eligible Director or a tax deduction for the Company. The exercise of an option by a 1995 Eligible Director will result in taxable ordinary income to the Director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the Shares on the date the option was granted and their fair market value on the date the option is exercised. The date for recognition and determination of ordinary income attributable to the exercise is delayed for six months if the holder is subject to Section 16(b) of the Exchange Act at the time of the exercise and has not elected to be taxed as of the date of exercise. A grantee exercising a non-qualified stock option is subject to withholding for Federal, and generally for state and local, income taxes.

         The foregoing does not purport to be a complete summary of the effect of Federal income taxation upon Eligible Directors under the Plan. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an Eligible Director may reside.

Approval of Shareholders

         The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present, or represented, and entitled to vote at the Meeting is necessary for approval of the Plan. Abstentions will have the same legal effect as a vote against this proposal, but specific directions not to cast a vote will have no legal effect. If the 1995 Director Option Plan is not approved, the Plan will be null and void.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE 1995 DIRECTOR OPTION PLAN.



                     PROPOSAL 3. RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         In the absence of instructions to the contrary, proxies will be voted in favor of the reappointment of Price Waterhouse LLP as independent accountants of the Company to serve until the next Annual Meeting of Stockholders. The election of independent accountants by the stockholders is not required by law or by the Company's By-laws; however, the Company has decided to submit this matter to the stockholders and believes that it is good practice to do so. A majority of the votes cast in favor of the election of Price Waterhouse LLP is necessary to approve this matter. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in favor of the election. If a majority of the votes cast on this matter are not cast in favor of the election of Price Waterhouse LLP, the Company will appoint other independent accountants as soon as is practical and before the close of the 1996 fiscal year.

         A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting to make a statement if desired and will be available to respond to any appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1996.

                            PROPOSAL 4. OTHER MATTERS


         The Board of Directors is not aware at present of any other matters which will or may come before the Annual Meeting of Stockholders and which require a vote of the Stockholders. You are urged to mark, sign and date your proxy and return it immediately.


                             ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

         Based on the Company's review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Form 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 1995 were made on a timely basis.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of the close of business on September 30, 1995, certain information with respect to the beneficial shareholdings of each director or nominee, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors as a group, as well as the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Company's shares of Common Stock, based upon Company records or Securities and Exchange Commission records. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                  Number of Shares          Percent
Name of Beneficial Owner                                         Beneficially Owned        of Class
------------------------                                         ------------------        --------
Jeffrey P. Orleans, Director and Executive Officer ...........     7,978,505(1)(2)           68.2%
  3333 Street Road, Suite 101
  Bensalem, PA  19020

Selma Orleans ................................................     1,147,976(1)               9.8
  3333 Street Road, Suite 101
  Bensalem, PA  19020

Robert N. Goodman, Director ..................................       639,350(3)               5.5
  11400 West Olympic Boulevard
  Suite 1560
  Los Angeles, CA  90064

Benjamin D. Goldman, Director and Executive Officer ..........       529,450(4)               4.4

Lewis Katz, Director .........................................       352,750(5)               3.0

Sylvan M. Cohen, Director ....................................        73,252(6)                *

Delano B. Purscell, Former Executive Officer .................        59,600(7)                *

Michael T. Vesey, Executive Officer ..........................        43,500(8)                *

David Kaplan, Director .......................................        40,250(9)                *

John W. Rollins, Sr., Director ...............................        30,000(5)                *

Michael Karmatz, Executive Officer of OCC ....................        22,900(10)               *

Andrew N. Heine, Director ....................................         6,250(11)               *

All directors and executive officers
  as a group (11 persons) ....................................     9,755,640(12)             79.8

-----------
  *   Less than 1% of the outstanding shares of Common Stock of the Company.
 (1) The shares reflected include 1,130,851 shares (9.7%) held directly by a trust, of which Mr. Orleans and Selma Orleans are the sole trustees and beneficiaries. Mr. Orleans and Selma Orleans beneficially own, in the aggregate, 8,012,630 shares (68.5%) of Common Stock.
 (2) The shares reflected include, in addition to the 1,130,851 shares described above in Note (1), (a) 3,300 shares held as custodian for a daughter, (b) 97,380 shares held as executor of the estate of A.P. Orleans, Mr. Orleans' grandfather, (c) 5,000 shares of 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder and (d) 92,130 shares held as Voting Trustee under a Voting Trust Agreement dated January 7, 1993 by and between Flora Real Estate Management Company, a Delaware corporation, and Mr. Orleans, as Voting Trustee.
 (3) The shares reflected consist of (a) 468,000 shares acquired by GFPA Limited Partnership, a California limited partnership (of which the sole shareholder, officer and director of the sole general partner is Mr. Goodman), (b) 165,100 shares owned by Goodtab Corporation (the sole shareholder, executive officer and director of which is Mr. Goodman) and
      (c) 6,250 shares issuable upon exercise of the vested portion of outstanding stock options assuming stockholder approval of the 1995 Director Option Plan.
 (4) Includes 450 shares held by Mr. Goldman in his capacity as trustee for a minor child and 400,000 shares issuable upon exercise of the vested portion of outstanding stock options.
 (5) Includes 18,750 shares issuable upon exercise of the vested portion of outstanding stock options.
 (6) The shares reflected include (a) 5,000 shares of 10,000 shares owned by a privately-held corporation of which Mr. Cohen is a 50% shareholder, (b) 450 shares held by Mr. Cohen's adult sons (for which Mr. Cohen disclaims beneficial ownership), (c) 6,125 shares held by Mr. Cohen's wife (for which Mr. Cohen disclaims beneficial ownership) and (d) 12,500 shares issuable upon exercise of the vested portion of outstanding stock options.

 (7) Includes 20,000 shares exercisable upon the vested portion of outstanding stock options and 1,300 shares held by Mr. Purscell's wife (for which Mr. Purscell disclaims beneficial ownership). Under the terms of his separation agreement with the Company, all of Mr. Purscell's and his wife's shares will be redeemed by the Company and all of his options will be forfeited. See "Separation Agreement."

 (8) Includes 27,500 shares issuable upon exercise of the vested portion of outstanding stock options.

 (9) Includes 6,250 shares issuable upon exercise of the vested portion of outstanding stock options assuming stockholder approval of the 1995 Director Option Plan.

(10) Consists of 7,500 shares issuable upon exercise of the vested portion of outstanding stock options and 15,400 shares held by Mr. Karmatz' wife.

(11) Consists of 6,250 shares issuable upon exercise of the vested portion of outstanding stock options assuming stockholder approval of the 1995 Director Option Plan.

(12) Includes 534,583 shares issuable upon exercise of the vested portion of outstanding stock options.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth information as to all compensation paid by the Company for services in each of the Company's last three fiscal years ended June 30, 1995 to (i) the Company's Chief Executive Officer and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 1995 and whose total annual salary and bonus exceeded $100,000 in Fiscal 1995 (together with the Chief Executive Officer, the "Named Executive Officers").

                                                                                                      Long-Term
                                                                                                     Compensation
                                                                                                     ------------
                                                                Annual Compensation                     Awards
                                                             --------------------------                 ------
                                                                                                 Number of Securities
Name and Principal Position             Fiscal Year          Salary(1)            Bonus           Underlying Options
---------------------------             -----------          ---------            -----           ------------------
--------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Orleans                         1995             $ 300,000            $72,450                    --
   Chairman and CEO                        1994               269,167                 --                    --
                                           1993               200,000                 --                    --

Benjamin D. Goldman                        1995               250,000             48,300                    --
   President and                           1994               211,459                 --                    --
   Chief Operating                         1993               125,000                 --               400,000
   Officer

Delano B. Purscell(2)                      1995               157,500                 --                    --
   Former Executive Vice                   1994               140,176                 --                    --
   President-Sales                         1993                78,750                 --                20,000
   and Marketing

Michael T. Vesey                           1995               150,000             25,000                    --
   Executive Vice                          1994                80,000             48,897                25,000
   President-Project                       1993                80,000             30,200                    --
   Management

Michael Karmatz                            1995               150,000             10,000                    --
   Executive Vice                          1994               103,750                 --                15,000
   President-OCC                           1993                    --                 --                    --

------------------
(1) In all cases for Fiscal 1993 and for Fiscal 1994 until October 22, 1993, the date OCC was acquired by the Company, the officers also received compensation from OCC based upon the extent of services rendered.
(2) Mr. Purscell terminated his employment with the Company effective August 23, 1995.


         On July 18, 1994, the Board of Directors, upon the favorable recommendation of the Compensation Committee, adopted a bonus compensation plan (the "Bonus Plan") to be applied in fiscal 1995 and thereafter. For a summary of the Bonus Plan and certain awards made thereunder, see "Compensation Committee Report on Executive Compensation."

         On June 26, 1987, the Board of Directors authorized an employment contract for Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer of the Company. The agreement provided for the employment of Mr. Orleans for a term commencing June 26, 1987 and ended December 31, 1992 at a salary of $200,000 per year with a bonus of 3% of pre-tax profits of the Company, as defined in the agreement. Mr. Orleans voluntarily waived his right to receive his salary from the Company under that agreement for the major part of fiscal 1992. While the formal employment agreement expired by its terms on December 31, 1992, Mr. Orleans' compensation continued unchanged until the OCC acquisition in October 1993 when his annualized salary was increased to $300,000. See "Compensation Committee Report on Executive Compensation - Senior Executive Officers' Compensation".

         During Fiscal 1995, no grants of stock options or stock appreciation rights were made to any of the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth individual exercises of stock options during Fiscal 1995 by the Named Executive Officers.


                                                                   Number of Securities
                                                                        Underlying                       Value of Unexercised
                                                                  Unexercised Options at                 In-the-Money Options
                                                                     June 30, 1995 (#)                  at June 30, 1995 ($)(2)
                                                               -----------------------------         --------------------------
                              Shares
                             Acquired            Value
Name                      on Exercise (#)     Realized ($)(1)   Exercisable    Unexercisable         Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Orleans              --                --                --               --                        --            --

Benjamin D. Goldman             --                --             300,000          100,000                 $93,750       $31,250

Delano B. Purscell(3)           --                --              15,000            5,000                   3,750         1,250

Michael T. Vesey                --                --              12,500           12,500                      --            --

Michael Karmatz                 --                --               7,500            7,500                      --            --

------------------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing market price of the Company's Common Stock on June 30, 1995 was $1.06 per share.
(3) Under the terms of his separation agreement with the Company, Mr. Purscell's options for 20,000 shares were forfeited.

Performance Graph

         The graph set forth below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company during the five years ended June 30, 1995 with (i) the cumulative total return on the American Stock Exchange Index and (ii) the cumulative total return on a selected peer group consisting of six companies engaged in residential real estate development similar in scope and character or in reasonable geographic proximity to the Company's development activities: Continental Homes Holding Corp., Hovnanian Enterprises, Inc. (Class A), Oriole Homes Corp. (Class B), Calton Inc., Standard-Pacific Corp. and Toll Brothers, Inc. The comparison assumes $100 was invested on June 30, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends. The closing market price of the Company's Common Stock as of June 30, 1995 was $1.06.

                 Comparison of Five Year Cumulative Total Return


     300|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                     *                            |
     250|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
     200|-------------------------------------------------*----------------|
        |                                                                  |
  D     |                                                                  |
  O     |                                     #                            |
  L     |                                                 #           #    |
  L  150|------------------------------------------------------------------|
  A     |                                                                  |
  R     |                         #                                   &    |
  S     |               #                     &           &                |
        |                         &                                        |
     100|----*&#-----------------------------------------------------------|
        |               &                                             *    |
        |                         *                                        |
        |                                                                  |
        |                                                                  |
      50|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |               *                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
            1990      1991      1992        1993         1994        1995


*=FPA Corporation        &=American Stock Exchange Index         #=Peer Group

                                June 30,    June 30,    June 30,    June 30,     June 30,     June 30,
                                 1990         1991       1992        1993         1994          1995
                                --------    --------    --------    --------     --------     --------
FPA Corporation                  100.00       33.33       77.78      255.56       200.00        94.40
American Stock Exchange Index    100.00       99.14      105.00      120.22       117.41       138.48
Peer Group                       100.00      128.12      131.48      161.95       157.32       154.26




Separation Agreements

         Delano B. Purscell terminated his employment with the Company as Executive Vice President Sales and Marketing effective August 23, 1995. Pursuant to the terms of a separation and general release agreement with Mr. Purscell, the Company agreed to redeem 39,600 shares of the Company's Common Stock owned by Mr. Purscell and his wife for $316,000. In consideration for this payment, Mr. Purscell agreed, among other things, to release the Company from any and all claims that he may have against the Company, to return the Company's Series A Note held by him, to surrender any right to exercise an option for 20,000 shares granted to him under the 1992 Incentive Stock Option Plan and to forfeit any Company-paid benefits.

Compensation Committee Interlocks and Insider Participation

         During Fiscal 1995, Messrs. Cohen, Kaplan and Katz served on the Compensation Committee of the Board of Directors. On July 18, 1994, the 1992 Incentive Stock Option Committee was reconstituted with Messrs. Cohen, Kaplan and Katz as its sole members.

         Mr. Cohen is Chairman of the Board of Trustees and Chief Executive Officer of Pennsylvania Real Estate Investment Trust, Fort Washington, Pennsylvania ("PREIT"). Mr. Orleans also serves as a Trustee of PREIT.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION


Compensation Committee

         The Compensation Committee consists of Messrs. Cohen, Kaplan and Katz. The Committee is chaired by Mr. Kaplan and reviews and recommends salaries, bonuses and other forms of compensation for officers and key employees of the Company. On July 18, 1994, the members of the current Compensation Committee were appointed as the sole members of the 1992 Incentive Stock Option Committee.


Overview and Philosophy

         The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The establishment of the 1992 Incentive Stock Option Plan was designed to permit the Company to attract and retain talented managers and motivate such managers to enhance profitability and stockholder returns. The Committee believes that the utilization of stock option plans serves the interests of the stockholders, especially by permitting the Company to preserve cash for other operational purposes during the recovery from unfavorable economic conditions in the residential real estate industry. The Committee believes that the objectives of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to annual corporate earnings and by providing incentives to management through the use of stock options. Commencing in Fiscal 1990, the Company asked its management to reduce overhead, substantially eliminate high interest funded debt obligations and restructure the Company to enable it to have sufficient funds to meet operating needs. Since the last quarter of Fiscal 1994, the Committee has analyzed the impact and effectiveness of the results of the most recent restructuring transactions and initiatives of internal Company management. It has made and will continue to make compensation adjustments to executive officers commensurate with its evaluation.

Senior Executive Officers' Compensation

         The Board of Directors or Compensation Committee did not determine the compensation of the Company's Chief Executive Officer, Jeffrey P. Orleans, in recent fiscal years. From and after 1987, such compensation had been fixed under an employment agreement with Mr. Orleans at the same salary of $200,000 per year and an incentive compensation formula. While the formal employment agreement expired by its terms on December 31, 1992, the compensation for Mr. Orleans continued unchanged. Mr. Orleans has never been paid incentive compensation under the employment agreement. During Fiscal 1992, Mr. Orleans voluntarily waived his right to receive his salary under the employment agreement for the major part of such fiscal year. During Fiscal 1994, Mr. Orleans' compensation was continued in accordance with the previous employment agreement until the consummation, on October 22, 1993, of the acquisition of Orleans Construction Corp. ("OCC"), which was formerly wholly-owned by Mr. Orleans.

         Following the OCC acquisition, Mr. Orleans' salary was increased to $300,000 and the salary of Benjamin D. Goldman, President and Chief Operating Officer, was increased to $250,000, each on an annualized basis, for Fiscal 1994 subject to approval by the Board of Directors, which approval was given on July 18, 1994 after review of the matter by the Compensation Committee. Salary levels for Messrs. Orleans and Goldman and the Company's other executive officers were maintained at the same levels through Fiscal 1995. During Fiscal 1996, the Compensation Committee increased the base salaries of certain of its senior officers with the exception of Messrs. Orleans and Goldman.

Other Executive Officers' Compensation

         The Compensation Committee has assumed responsibility for the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees, other than compensation under the Company's stock option plans. The amount and nature of the compensation received by the Company's executives in Fiscal 1995 was determined in accordance with the recommendations of the Chief Executive Officer. The executive compensation program consists of three major components: base salaries, potential for annual bonuses and stock options.

Base Salary

         The Compensation Committee believes that the Company's significant progress in restructuring its assets, operations and finances over the last five fiscal years resulted in large measure from the capability and continuity of an experienced executive management team during the economic difficulties in the real estate industry. The compensation to executive officers of the Company is generally in the low range of base salary amounts paid to comparable executive officers at similar companies included in the table under "Executive Compensation - Performance Graph." Increases in base salaries have been limited over the last several fiscal years and are adjusted based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions. For Fiscal 1996, the Compensation Committee has approved increases in the base salaries of certain of its senior officers to reflect performance and responsibilities exercised by these officers as well as to encourage retention of the management team.

Incentive Compensation Programs

         The Compensation Committee believes that it is important for the Company's objective of recovery of profitability to further align its executive officers and key employees with the stockholders' interests by establishing a direct link between executive pay and the Company's operating financial performance. Accordingly, on July 18, 1994, the Board of Directors, upon the favorable recommendation of the Compensation Committee, adopted a bonus compensation plan (the "Bonus Plan") to be applied in Fiscal 1995 and thereafter, as follows:

        A total of eight percent (8%) of the Company's consolidated operating profits (before taxes and excluding nonrecurring items, income or loss arising from extraordinary items, discontinued operations, debt repurchase at a discount, and the amount of awards under the Bonus Plan ("Pre-Tax Profits"), if any) shall be allocated for award as bonus compensation. Three percent (3%) and two percent (2%) of the Pre-Tax Profits shall be awarded as an incentive to the Chairman and the President, respectively, provided each is in office at the end of the fiscal year, subject to certain exceptions. Three percent (3%) of the Pre-Tax Profits shall be allocated for award at the discretion of the Chairman in consultation with the President to other executive officers and key employees of the Company whose performance merits recognition under goals and policies established by the Board. Any award will be pro-rated for any eligible employee who has served less than the full year with the Company.

         For Fiscal 1995, the Board established management performance goals which included restoration of profitability, reduction of unproductive assets, acquisition and financing of new and existing assets, and improvements by management to reduce overhead and increase efficiency. With respect to Fiscal 1995, pursuant to the Bonus Plan, 3% and 2% of the Pre-Tax Profits were awarded, respectively, to Messrs. Orleans and Goldman. The remaining 3% of Pre-Tax Profits was awarded to the Company's other senior officers based upon their attainment of certain performance goals.

1992 Incentive Stock Option Plan

         The FPA Corporation 1992 Incentive Stock Option Plan established by the Board of Directors is intended to align directly the interests of the Company's executives and the stockholders in the enhancement of stockholder value. The ultimate value, if any, received by option holders is directly tied to increases in the Company's stock price and, therefore, stock options serve to link closely the interests of management and stockholders by motivating executives to make decisions that will serve to increase the long-term return to the stockholders. Additionally, grants under the 1992 Incentive Option Plan include vesting and termination provisions which the Board believes will encourage option holders to remain employees of the Company. With respect to Fiscal 1995, no grants were awarded under the 1992 Incentive Stock Option Plan. Generally, options granted under the 1992 Incentive Stock Option Plan have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, become exercisable in installments within a period of five years from the date of grant, and are contingent upon the grantee's continued employment. The number of shares for which options may be granted to an individual varies according to his or her job title, level of responsibility, and performance results.

         With respect to stock option awards granted in previous fiscal years, considerations of the 1992 Incentive Stock Option Committee have included recognition of the Company's progress with respect to its restructuring and financing transactions, the fact that the Company has been engaged in several of these long-term transactions of substantial complexity extending over several years and the effect of continuing efforts to restore profitability by reducing overhead and increasing operating efficiency. The Company's success is considered to depend in large part on the sustained effort and commitment of management. The Board of Directors and Compensation Committee believe that option awards provide long-term incentive to focus managers on building profitability and stockholder value and, as a consequence, intend to continue to utilize option awards in the future.

Other Benefits

         The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The Board of Directors believes that such benefits are comparable to those offered by other real estate developers of similar size. The amount of perquisites as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

         Respectfully submitted,

                  The Compensation Committee
                                    David Kaplan, Chairman
                                    Sylvan M. Cohen
                                    Lewis Katz



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         As payment for Mr. Orleans' shares of OCC acquired by the Company in October 1993, the Company issued to Mr. Orleans 50,000 shares of the Company's new Series C Preferred Stock, par value $1.00 per share ("Series C Preferred Stock"). The Series C Preferred Stock was convertible into 6,000,000 shares of Common Stock. The OCC acquisition was consummated with the expectation that Mr. Orleans would receive Common Stock. However, because of the requirements imposed by regulations of the AMEX for listing of shares of Common Stock, stockholder approval of the Series C Preferred Stock and its convertibility were required to precede the issuance of the Common Stock. Accordingly, by its terms the 50,000 outstanding shares of Series C Preferred Stock were automatically converted in full into 6,000,000 shares of Common Stock of the Company immediately after ratification by the stockholders of the Company at the August 19, 1994 Meeting of Stockholders and the receipt from the AMEX of approval of the listing of the 6,000,000 shares. The 6,000,000 shares of Common Stock were then issued to Mr. Orleans.

         During Fiscal 1995, the Company maintained executive offices at 2507 Philmont Avenue, Huntingdon Valley, Pennsylvania. The owner of the property is Orleans Investment Land Associates, an affiliated limited partnership ("OILA"), controlled by Mr. Orleans and a trust, of which Mr. Orleans and Selma Orleans are the sole trustees and beneficiaries (the "Orleans Trust"). OILA leased approximately 16,400 square feet to the Company at an annual rental rate of $11.50 per square foot, plus cleaning service and utilities. For Fiscal 1995, $189,000 was paid with respect to this lease. On August 20, 1995, the building was severely damaged from a fire and the Company relocated its offices.

         A. P. Orleans Insurance Agency Inc., of which Mr. Orleans and the Orleans Trust are the sole shareholders, provided services to the Company in the placement of insurance during Fiscal 1995. The Company incurred approximately $80,000 for such services.


Other Transactions

         In the opinion of the Board of Directors, all of the transactions described in "Certain Relationships and Related Transactions," insofar as they involve transactions by affiliates of the Company with the Company, are on terms that are comparable to, or not less favorable than, terms which would have been obtainable by the Company from unaffiliated third parties.


Deadline for Filing Stockholder Proposals for 1996 Annual Meeting

         Proposals which stockholders desire to have included in the Company's Proxy Statement for the Annual Meeting in 1996 pursuant to Exchange Act Rule 14a-5(e) must be received by the Company on or before July 9, 1996.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 1995. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO JOSEPH A. SANTANGELO, SECRETARY-TREASURER, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.


November 1, 1995                            By Order of the Board of Directors

                                            JOSEPH A. SANTANGELO,
                                            Secretary-Treasurer

                                                                    APPENDIX - A

                                 FPA CORPORATION

                             1995 STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS


         1. Purpose. The purpose of this 1995 Stock Option Plan for Non-Employee Directors (the "Plan") of FPA Corporation (the "Company") is to increase the ownership interest in the Company of Non-Employee Directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a Director of the Company.

         2. The Plan. The Plan shall consist of options to acquire Shares of Common Stock, par value $.10 per share, of the Company (the "Shares").

         3. Administration. The Plan shall be administered by a Committee consisting of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Plan, the number of Shares subject to any such options or the Plan, for the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

         4. Participation in the Plan. Directors of the Company who are not employees of the Company or any affiliate of the Company and are ineligible to participate in any other stock option plan of the Company at the time of grant of an option shall be eligible to participate in the Plan ("Eligible Directors").

         5. Shares Subject to the Plan. Subject to adjustment as provided in
Section 8, an aggregate of One Hundred Thousand (100,000) Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of an option may be made available from unissued Shares not reserved for any other purpose or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

         6. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         7. Terms, Conditions and Form of Options. Each option granted under this Plan shall be evidenced by a written agreement with the Company, in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

              (a) Option Grant Dates. The Committee shall grant to each Eligible Director (herein sometimes referred to as "holder" or "Grantee") an option to purchase 25,000 Shares (as adjusted pursuant to Section 8) as soon as practicable following adoption of the Plan by the Board of Directors.

              (b) Purchase Price. The purchase price of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the effective date of grant of an option; which shall be: (i) if the Shares are listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by NASDAQ or, if not reported by NASDAQ, the average of the closing bid and asked prices for the Shares on such date; and (iii) if the Shares are neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee shall in good faith determine. If the Shares are listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the price shall be determined by the Committee by applying the principles contained in Proposed Treasury Regulation section 1.422A-2(e) and Treasury Regulation section 20.2031-2 or successor provisions thereto. The fair market value of the Shares shall be determined by, and in accordance with, procedures to be established by the Committee, whose determination shall be final.

              (c) Exercisability and Term of Options. Each option granted under the Plan shall not be exercisable with respect to any shares until the date of approval of the Plan by the stockholders of the Company (the "Approval Date"). From and after the Approval Date, shares subject to an option become eligible for purchase on a cumulative basis in equal installments of 6,250 shares each, as follows: (i) a total of 6,250 shares on the Approval Date, and (ii) a total of 6,250 shares on each of the first, second and third anniversaries of the effective date of grant of the option. Each option granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided. Grants of options under the Plan shall become null and void if the Plan is not approved by the stockholders of the Company within twelve (12) months of approval of the Plan by the Board of Directors of the Company.

              (d) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of total and permanent disability or death as set forth in Paragraph
         (e) hereof, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

              (e) Disability or Death. In the event of termination of service by reason of the total and permanent disability of the holder of any option, the holder may exercise the options in full at any time within one year after commencement of such disability, but in no event after the expiration date of the term of the option. In the event of the death of the holder of any option, each of the then outstanding options of such holder will be exercisable in full by the holder's legal representative at any time within a period of one year after death, but in no event after the expiration date of the term of the option. However, if the holder dies within one year following termination of service on the Board by reason of total and permanent disability, such option shall only be exercisable for one year after the holder's death, or until the expiration date of the term of the option, if earlier.

              (f) Payment for Shares. The purchase price for Shares upon exercise of an option shall be paid in full in United States dollars in cash or by check at the time of purchase; provided, however, that at the discretion of the Committee, the purchase price may be paid with
         (i) Shares of the Company already owned by, and in possession of, the Grantee, or (ii) any combination of United States dollars or Shares of the Company. Shares of the Company used to satisfy the exercise price of an option shall be valued as of the date of exercise at their fair market value determined in accordance with the rules set forth in paragraph (b).

         8.       Adjustment upon Changes in Shares.

         (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an option under this Plan, the number and kind of Shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any share or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

         (b) Fractional Shares resulting from any adjustment in options pursuant to this Section 8 may be settled in cash or otherwise as the Board shall determine. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         (c) Notwithstanding Section (a) above, the Board shall have the power, in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, or the making of a tender offer to purchase all or a substantial portion of the Shares of the Company, to amend all outstanding options (upon such conditions as it shall deem appropriate) to (i) permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness, or (ii) require the forfeiture of all options, provided the Company pays to the Grantee the excess of the fair market value of the Shares in which the Grantee's rights have not become vested at such date over the purchase price, as provided for in
Section 7(b) hereof, or (iii) make such other provisions as the Board shall deem equitable.

         9. Options Non-Assignable and Non-Transferable. Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

         10. Limitations of Rights.

         (a) No Right to Continue as a Director. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

         (b) No Stockholders' Rights for Optionee. An optionee shall have no rights as a stockholder with respect to the Shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividend distributions or other rights for which the record date is prior to the date such certificate is issued.

         11. Effective Date and Duration of Plan. The Plan shall become effective as of the date of adoption thereof by the Board, subject to approval by the stockholders of the Company. The period during which option grants shall be made under the Plan shall terminate on December 31, 1999 (unless the Plan is extended or terminated on an earlier date by stockholders) but such termination shall not affect the terms of any then outstanding options.

         12. Amendment, Suspension or Termination of the Plan. The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders, no revision or amendment shall change the selection or eligibility of Directors to receive options under the Plan, the number of Shares subject to any such options or the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan.

         13. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

         14. Use of Proceeds. Proceeds from the sale of Shares pursuant to options granted under the Plan shall constitute general funds of the Company.

         15. Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Company.

         16. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares to be delivered pursuant to the exercise of an option unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations or governmental authority and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to insure compliance with such laws, regulations and requirements, such representations as the Committee, in its sole discretion, deems necessary or desirable. Each option shall be subject to the further requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the Shares subject to such option, under any securities exchange or association requirements or under any applicable law, where the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         17. Governing Law. Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

         18. Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an option or the sale of Shares. Alternatively, the Company may require the holder or other person exercising such option to pay such sums to the employer corporation or to the Internal Revenue Service (the "IRS"). If the holder or other person exercising the option elects to pay such sums directly, written notice of that election shall be delivered prior to or concurrently with the option exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums for taxes, as the Company may determine, shall be delivered within ten (10) days after the date of exercise. The Company shall not be obligated to issue the shares until such payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is, in the judgment of the Company, sufficient to cover all such sums due with respect to such exercise. The Company is not under any obligation to advise a holder of the existence of the tax or the amount which the employer corporation will be so required to withhold.

                                REVOCABLE PROXY
                                FPA CORPORATION
/X/ PLEASE MARK VOTES                                            With- For All
    AS IN THIS EXAMPLE                                     For   hold   Except
                                1. ELECTION OF DIRECTORS   / /   / /     / /

ANNUAL MEETING OF STOCKHOLDERS            Sylvan M. Cohen, Benjamin D.
  Friday, December 8, 1995                Goldman, Robert N. Goodman, Andrew N.
THIS PROXY IS SOLICITED ON BEHALF         Helne, David Kaplan, Lewis Katz,
   OF THE BOARD OF DIRECTORS.             Jeffrey P. Orleans, John W. Rollins,
 The undersigned hereby appoints          Sr.
Jeffrey P. Orleans and Benjamin D.    INSTRUCTION: To withhold authority to
Goldman as proxies, each with the     vote for any individual nominee, mark
power to appoint his substitute,      "For All Except" and write that nominee's
and hereby authorizes them to         name in the space provided below.
represent and to vote, as
designated below, all the Common      -----------------------------------------
Stock of FPA Corporation held of                           For  Against  Abstain
record by the undersigned on the      2. PROPOSAL TO       / /    / /      / /
close of business on October 30,         APPROVE THE 1995 STOCK OPTION PLAN
1995 at the Annual Meeting of            FOR NON-EMPLOYEE DIRECTORS.
Stockholders to be held on Friday,                         For  Against  Abstain
December 8, 1995 or at any            3. PROPOSAL TO       / /    / /      / /
adjournment thereof.                     RATIFY THE APPOINTMENT OF PRICE
                                         WATERHOUSE LLP AS THE INDEPENDENT
                                         PUBLIC ACCOUNTANTS OF THE COMPANY FOR
                                         THE FISCAL YEAR ENDING JUNE 30, 1996.
                                      4. In their discretion, the Proxies are
                                         authorized, to the extent permitted by
                       --------------    the rules of the Securities and
Please be sure to sign |Date        |    Exchange Commission, to vote upon such
and date this Proxy in |            |    other business as may properly come
the box below.         |            |    before the meeting or any adjournment.
----------------------------------------------------------
|                                                        |
|                                                        |
----------------------------------------------------------
 Stockholder sign above     Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                                FPA CORPORATION
           3333 Street Road, Suite 101, Bensalem, Pennsylvania 19020

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  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR PROPOSALS 2 AND 3; AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.
  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.
  Please date and sign exactly as your name(s) appear(s) above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
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